UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 4, 2012

National Holdings Corporation
 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12629 (Commission File Number)	36-4128138 (IRS Employer Identification No.)

120 Broadway, 27th Floor, New York, NY 10271
 (Address of Principal Executive Offices)

(212) 417-8000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2012, National Holdings Corporation (the “Company,” “we” or “us”) entered into an Agreement Transferring Ownership of OPN Holdings, LLC Joint Venture (the “Unwinding Agreement”), by and between Michael S. Weiss, Opus Point Partners, LLC (“Opus”), Opus Point Healthcare Innovations Fund, L.P. and its Off-shore equivalent, Opus Point Healthcare (Low Net) Fund, L.P. and its Off-shore equivalent, and the Company, pursuant to which we agreed to transfer our 50% interest in OPN Holdings, LLC (the “JV”) to Opus or its designees.

Under the terms of the Unwinding Agreement we also agreed to repay an outstanding $550,000 obligation due and owing to the JV (the “Transfer of Assets”).  Further, upon the Transfer of Assets, the OPN Joint Venture Limited Liability Operating Agreement dated January 14, 2011, and the Interim Funding and Services Agreement dated January 14, 2011, between the Company, National Securities Corporation, Opus, Michael S. Weiss, Lindsay Rosenwald and their affiliated entities were terminated.

In connection with the Unwinding Agreement, Michael S. Weiss resigned from the Board of Directors of the Company.  In addition, all rights and obligations described in the Stock Purchase Agreement for Series D Preferred Stock of the Company, dated September 29, 2010, relating specifically to board representation or observation, the Executive Management Committee and to the JV were terminated.

The Unwinding Agreement also contained provisions relating to the continued relationship between Opus, the Company and its affiliated brokers.  Until the earlier of (this time period referred to as the “Veto Period”): (i) Opus owning less than 20% of its original equity position in the Company; (ii) two years from the date of the Unwinding Agreement; (iii) Opus giving written notice of termination of the Veto Period, or (iv) our common stock achieving a certain per share price, OPP shall be the exclusive provider of biotech/life sciences, specialty pharm and medical device (individually and collectively referred to as “Life Sciences”) investment banking services for our retail distribution channel, with Opus having the right to veto any private or public financing for a Life Sciences issuer contemplated by the Company or our majority owned broker-dealer affiliates to be distributed through our retail distribution channel (the “Veto”), other than offerings pursuant to which we or our affiliated broker-dealers participate in a syndicated offering of common stock, or offerings in which the issuer’s sole or main business is in healthcare services.

In addition, during the Veto Period, the Company and Opus have agreed on certain minimum commissions and allocations of commissions for transactions involving an Opus investment banking client offering through the Company’s National Securities retail network, and we have also agreed to cooperate and inform Opus of Life Sciences opportunities that originate with our investment bankers, so that they may have an opportunity to participate in any transaction.

The description of the Unwinding Agreement above is a summary and is qualified in its entirety by reference to the copy of the Unwinding Agreement attached as Exhibit 10.1 hereto which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Unwinding Agreement, Michael S. Weiss resigned as Chairman of the Board of Directors and as a director of the Company effective April 4, 2012.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1
Transfer of Ownership of OPN Holdings, LLC Joint Venture by and between Michael S. Weiss, Opus Point Partners, LLC, Opus Point Healthcare Innovations Fund, L.P. and its Off-shore equivalent, Opus Point Healthcare (Low Net) Fund, L.P. and its Off-shore equivalent, and National Holdings Corporation , dated April 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation (Registrant)

Date: April 4, 2012	By:	/s/ Mark Goldwasser
Mark Goldwasser
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Transfer of Ownership of OPN Holdings, LLC Joint Venture by and between Michael S. Weiss, Opus Point Partners, LLC, Opus Point Healthcare Innovations Fund, L.P. and its Off-shore equivalent, Opus Point Healthcare (Low Net) Fund, L.P. and its Off-shore equivalent, and National Holdings Corporation , dated April 4, 2012.